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                               PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement") is made and entered into this 2d day of October, 1997, by and between FIRST NATIONAL BANK IN BROOKINGS (the "Bank") and SERVICE ONE INTERNATIONAL CORPORATION, a South Dakota corporation, doing business as TCS Services, Inc. (the "Purchaser").

                                    RECITALS:

     WHEREAS, Bank will be the owner of certain VISA and MasterCard credit cards (the "Cards") which will be marketed on behalf of the Bank by the Purchaser or Purchaser's affiliate pursuant to the Bankcard Marketing Agreement (herein so called) of even date herewith between the parties (all Cards issued by Bank as a result of Purchaser's and its affiliate's marketing efforts are herein referred to as the "Marketer Card Portfolio"); and

     WHEREAS, Bank desires to sell, and Purchaser or the Purchasing Party (as hereinafter defined) desires to buy, all of the outstanding loans and other credit resulting from cash advances, purchases, balance transfers or any other charges on the Cards in the Marketer Card Portfolio, together with all interest income, finance charges, membership fees, usage fees, transaction charges, late charges, overlimit charges, return check charges, and all other rights to payment or compensation related to the Cards in the Marketer Card Portfolio (all of the foregoing herein collectively referred to as the "Receivables"), all in accordance with the terms and conditions of this Agreement,

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                                Purchase and Sale

     Section 1.1 Purchase of Balance Transfer Amounts. Purchaser, or its affiliate, or a third party reasonably acceptable to Bank for whom Purchaser is acting as a marketer and servicer (each of the foregoing other than Purchaser herein, a "Purchasing Party"), is the owner of defaulted consumer debt. Through Purchaser's marketing efforts pursuant to the Bankcard Marketing Agreement, certain obligors of such defaulted consumer debt may elect to balance transfer all or a portion of their consumer debt to a Card in the Marketer Card Portfolio. Provided that Purchaser has not defaulted in its obligations hereunder or under the Bankcard Marketing Agreement, Bank shall purchase the defaulted consumer debt of obligors that elect to balance transfer their debt to their Card. The purchase price shall be

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the par value of the amount of the consumer debt that is balance transferred to
Cards. The purchase price payable by Bank under this Section 1.1 may be offset by Bank against Purchaser's obligations under Section 1.4 below.

     Section 1.2 Sale of Receivables. Bank hereby agrees that, subject to the terms and conditions of this Agreement, it will sell, convey, transfer and deliver to Purchaser or a Purchasing Party, on a daily basis (other than weekends and Bank holidays), one hundred percent (100%) of the Receivables outstanding in connection with the Marketer Card Portfolio which have not previously been sold to Purchaser or a Purchasing Party hereunder. The Receivables purchased and sold hereunder shall be sold free and clear of all liens, mortgages, obligations or encumbrances incurred as a result of Bank's ownership of the Receivables. The Receivables are sold without recourse against the Bank, and Purchaser and Purchasing Party shall look solely to the Marketer Card Portfolio for its return of and on investment.

     Section 1.3 Agreement to Purchase. Purchaser hereby agrees that, subject to the terms and conditions of this Agreement, Purchaser or a Purchasing Party will purchase and accept delivery and conveyance from Bank of, on a daily basis (other than weekends and Bank holidays), one hundred percent (100%) of the Receivables outstanding in connection with the Marketer Card Portfolio which have not previously been purchased by Purchaser or a Purchasing Party hereunder. The Receivables shall be conveyed free and clear of all liens, mortgages, obligations or encumbrances incurred as a result of Bank's ownership of the Receivables. Purchaser, for itself and on behalf of each Purchasing Party, acknowledges that only the Receivables generated by the Marketer Card Portfolio are being acquired and that ownership of the Cards is to be maintained by the Bank, subject to Section 4.1 hereof.

     Section 1.4 Purchase Price. The purchase price for the Receivables shall be the par value of the amounts balance transferred to Cards, plus all cash advances and purchases on the Cards in the Marketer Card Portfolio. The purchase price for these daily purchases of Receivables shall be paid in cash or by wire transfer on the date of the purchase.

     Section 1.5 Fixed Fee; Base Fee. In consideration of Bank's agreement to sell the Receivables to Purchaser, Purchaser shall pay Bank a fee of $1.50 per Card for the first 14,000 Cards, $1.00 per Card for 14,001 Cards to 35,000 Cards, and $0.50 per Card for the number of Cards in excess of 35,000 in the Marketer Card Portfolio per month for so long as this Agreement remains in effect (the "Fixed Fee"). Purchaser shall pay Bank a minimum Fixed Fee on 100,000 credit cards for the first twelve (12) months of this Agreement. The minimum Fixed Fee shall be due and payable during each of the first twelve months of the first

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year of this Agreement, provided that Purchaser shall be under no obligation to continue to pay the minimum Fixed Fee if (1) Bank materially alters its Credit Criteria and Standards, a copy of which is attached hereto as Exhibit A, for the Marketer Card Portfolio without the prior written consent of Purchaser, (2) the marketing program generating the Marketer Card Portfolio cannot be continued due to VISA or MasterCard regulations or state or federal law, regulation, or ruling, (3) the Bankcard Marketing Agreement between Bank and Purchaser is terminated, or (4) the Marketer Card Portfolio is transferred to a financial institution other than Bank. In addition to the above consideration, the Purchaser shall pay to the Bank a fee of $10,000 per month (the "Base Fee") until such time as the Marketer Card Portfolio has been transferred to a financial institution other than Bank. This Base Fee shall compensate the Bank for time and resources dedicated to the Cards being issued and serviced under this Agreement, including Bank customer service representatives fielding calls with regard to this program. The Fixed Fee and the Base Fee shall be paid by Purchaser on the 15th day of each month. The Fixed Fee shall be based upon the number of Cards issued and outstanding in the Marketer Card Portfolio as of the last day of the prior month as shown on the reports of the third-party processor described in Section 1.6 hereof. The Fixed Fee and the Base Fee shall be paid by cash or wire transfer.

     Section 1.6 Management of Portfolio and Processing Costs; Servicing of Accounts.

     (a) Bank shall utilize the services of First Data Resources, Inc. ("FDR") as its third party processor. Bank agrees that the administration of the Marketer Card Portfolio shall be segregated from other Bank credit card programs and accounted for separately on the third party processor's system. Bank shall establish Bank Identification Number ("BIN") with VISA and an ICA Number ("ICA") with MasterCard that are solely dedicated to the Marketer Card Portfolio. With Bank's prior written consent (which shall not be unreasonably withheld), Purchaser shall have the right to issue and assign Principal and Agent numbers within the dedicated BIN and ICA to Purchaser or a Purchasing Party. Purchaser shall be responsible for the payment of all charges by the third-party processor made relative to the Marketer Card Portfolio. The schedule of current rates charged by FDR is attached hereto as Exhibit B. In the event that these Exhibit B rates increase by more than ten (10) percent in any given year, Bank agrees to cooperate with Purchaser, at Purchaser's request, in transferring the processing responsibilities to a more cost effective third party processor to be mutually agreed upon by Bank and Purchaser. Purchaser acknowledges that it and Bank presume the accuracy of all reports generated by the third-party processor. Any audit of said reports shall be paid for by the party requesting the audit.

     (b) Purchaser shall service the Cards and Card accounts in the Marketer Card Portfolio. Such services shall be provided in

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the same manner and with the same diligence as all other credit card accounts owned or held by Purchaser. In servicing the Cards, Purchaser shall manage, perform and enforce the terms of the cardholder agreements relating to the Cards and enforce any and all of the obligations and liabilities of cardholders under such cardholder agreements in accordance with the exercise of Purchaser's best business judgment. Without limiting the generality of the foregoing, Purchaser's servicing responsibilities shall include providing customer service, security and fraud monitoring and control, collections, and payment processing. Purchaser will be responsible for all expenses and obligations incurred in connection with the servicing of the Cards and the enforcement of the cardholder agreements.

     If the Southeast Bankcard Association ("SEBA") establishes "associate member" status for non-bank institutions, then Bank will take all reasonable actions necessary to appoint Purchaser as an associate member of SEBA. Bank, at its sole cost and expense, will prepare and submit required quarterly and annual reports to VISA and MasterCard. To the extent permitted by applicable law and VISA and MasterCard rules and regulations, Bank shall provide Purchaser with access to information and reports regarding the Marketer Card Portfolio in its possession or in the possession of FDR.

     In performing its servicing duties hereunder, Purchaser shall, at a minimum, meet the following standards:

     (i)   New applications shall be processed in twenty-five (25) days or less;

     (ii) Customer service correspondence shall be responded to in twenty-five (25) days or less;

     (iii) Customer calls shall be answered within sixty (60) seconds;

     (iv) Customer service call abandon rate shall be five percent (5%) or less;

     (v) Payments received by 9:00 a.m. at the remittance address shall be posted the same day;

     (vi) Collection effort must consist of a minimum of three (3) telephone attempts and one collection letter per month for accounts one or more billing cycles delinquent; and

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     (v)   Cards should be mailed within five (5) days of account approval.

     Purchaser shall use its best efforts to provide (and in any event within six (6) months of the date of this Agreement Purchaser shall provide) to Bank monthly reports summarizing Purchaser's monthly and year-to-date performance of each of these customer service standards. Such monthly reports shall then be provided within twenty (20) days of the end of each month.

     Section 1.7 Allocation of Costs. Except for costs covered by the Base Fee, which costs shall be paid for by Bank, any and all costs and expenses related to the Marketer Card Portfolio shall be Purchaser's obligation, including, without limitation, costs of Card manufacturing; costs of printing account agreements, billing statements, and other Bank statement messages; amounts outstanding under cardholder accounts charged off as credit losses, such as losses sustained as a result of a cardholder's bankruptcy or refusal to pay, a lost or stolen card, or fraud; other losses, including losses resulting from violations of federal and state law, violations of VISA or MasterCard rules and regulations, VISA or MasterCard fines, or violations of account agreements; processor fees and processor pass through expenses; MasterCard and/or VISA license fees, quarterly assessments, warning bulletin expenses, and any other fees or special assessments. Purchaser shall promptly reimburse Bank or promptly pay the appropriate third party for such costs and expenses as Purchaser receives invoices therefor. For purposes of determining allocable expense, no portion of Bank's general administrative expense nor any direct marketing or other expenses incurred relative to the Bank's other credit card programs shall be allocable to the Marketer Card Portfolio. To the extent that extraordinary direct expenses, other than those contemplated herein, are incurred by Bank in overseeing the Marketer Card Portfolio, the parties agree to negotiate in good faith the necessity for the additional costs and the cost sharing between the parties.

     Section 1.8 Purchaser Entitlement. The Receivables acquired shall entitle Purchaser or the applicable Purchasing Party to 100% of all principal, interest, overlimit fees, late payment fees, cash advance fees, returned check fees, insurance commissions, annual fees, interchange fees and any and all other fees or earnings related to the Marketer Card Portfolio. Purchaser or the applicable Purchasing Party shall also receive all annual fees charged and paid for in cash or cash equivalents prior to or contemporaneously with Card issuance. All payments made by cardholders in the Marketer Card Portfolio and all interchange fees and refunds shall be remitted to Purchaser on a daily basis.

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     Section 1.9 Chargebacks and Refunds. All cardholder claims for refunds or reversals made with respect to charges incurred and paid for by Purchaser or a Purchasing Party shall be processed by Bank, Purchaser, or Bank's processor in the ordinary course and all cash received and/or the cash equivalent of merchant account debits made with respect to said refund claims shall be promptly remitted to Purchaser. Purchaser acknowledges, however, that ultimate liability for all refunds due to such cardholders shall be Purchaser's responsibility.

     Section 1.10 Instruments of Conveyance. Bank agrees to deliver to Purchaser such bills of sale, Uniform Commercial Code financing statements, endorsements, assignments or other good and sufficient instruments of conveyance and transfer, as shall be effective to vest in Purchaser or a Purchasing Party good and marketable title to the Receivables.

     Section 1.11 Ownership of Marketer Card Portfolio. Except for the sale of the Receivables hereunder and subject to the provisions of Section 4.1, Bank shall retain ownership of the Marketer Card Portfolio and the related Cards, cardholder accounts, cardholder records and other related assets. Unless otherwise agreed by Purchaser, Bank may dispose of such ownership rights only after the termination of this Agreement and the parties' agreement not to transfer the rights of the Bank in the Marketer Card Portfolio to Purchaser as provided in Section 4.1 of this Agreement.

     Section 1.12 Further Assurances. The parties hereby agree from time to time, at the other's request and without further consideration, to execute and deliver such other instruments of conveyance and transfer and take such other action as either party may reasonably require to convey, transfer and to vest in Purchaser the Receivables, and to put Purchaser or the applicable Purchasing Party in possession of the Receivables to be sold, conveyed, transferred and delivered hereunder. Additionally, Bank acknowledges that Purchaser or a Purchasing Party may pledge as collateral for a loan, sell, or securitize all or a portion of the credit card Receivables acquired under this Purchase Agreement. Subject to the requirements of applicable law, regulatory authority, and VISA and MasterCard rules and regulations, Bank shall use its best efforts to make reasonable modifications to this Agreement and to its procedures as necessary for Purchaser or a Purchasing Party to pledge as collateral for a loan, sell, or securitize all or a portion of the Receivables. Purchaser shall reimburse Bank for all costs and expenses incurred by it in such cooperative effort including a reasonable per diem reimbursement for Bank employee's time and reasonable attorney fees, which shall be payable at the time of closing of the transfer or pledge of the Receivables.

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                                   ARTICLE II.

                     Representations and Warranties of Bank

     Section 2.1 Express Representations and Warranties. As of the date of each Receivables purchase, Bank represents, warrants and covenants as follows:

     (a) Title to Receivables. Bank has good and marketable title to the Receivables being sold.

     (b) Corporate Authority. Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the United States of America. Bank has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement by Bank, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action.

     (c) Power to Sell. Bank has complete and unrestricted power to sell, convey, assign, transfer and deliver to Purchaser the Receivables to be purchased and sold hereunder.

     (d) Valid Conveyance. All Receivables and rights to be conveyed hereunder will be validly conveyed and assigned to Purchaser.

                                  ARTICLE III.

                   Representations and Warranties of Purchaser

     Section 3.1 Express Representations and Warranties. As of the date of each Receivables purchase, Purchaser represents and warrants as follows:

     (a) Power to Purchase. Purchaser has complete and unrestricted power to purchase the Receivables under the terms and in accordance with this Agreement.

     (b) Corporate Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of South Dakota. Purchaser has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement by Purchaser, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate action.

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     (c)  Credit Criteria. Purchaser agrees to be bound by the credit criteria and standards agreed to by Purchaser and Bank with respect to the Marketer Card Portfolio as set forth in Exhibit A attached hereto, as the same may be amended or modified from time to time.

     (d) Independent Review. Purchaser has acted independently and without reliance upon Bank in (i) approving the Credit Criteria and Standards set forth in Exhibit A hereto, and (ii) undertaking its obligations as set forth in this Agreement.

     (e) Title to Consumer Debt. Purchaser or a Purchasing Party has good and marketable title to the consumer debt being sold to Bank pursuant to Section 1.1 hereof.

                                   ARTICLE IV.

                       Purchase of Marketer Card Portfolio

     Section 4.1 Purchase. Upon termination of this Agreement for any reason, unless otherwise agreed in writing by the parties, Purchaser or a Purchasing Party shall purchase all right, title and interest of Bank in and to the Marketer Card Portfolio and all Cards, Receivables, accounts, customers, customer records and other assets of the Bank directly related to the Marketer Card Portfolio (herein the "Portfolio Assets"). The purchase price for the Portfolio Assets shall be an amount equal to the par value of the outstanding credit generated by balance transfers, cash advances, and purchases on the Cards in the Marketer Card Portfolio that have not previously been purchased by Purchaser hereunder. The purchase price under this Section 4.1 shall be payable in cash upon the closing of the sale of the Portfolio Assets hereunder. The parties hereby agree, at the other party's request and without further consideration, to execute and deliver such instruments of conveyance and transfer and to take such other actions as a party may reasonably require to promptly convey, transfer and vest in Purchaser or a Purchasing Party the Portfolio Assets. Any third party costs associated with the purchase under this
Section 4.1 shall be paid by the Purchaser at the time of the closing of the sale of the Portfolio Assets. In connection with the termination of this Agreement and the sale of the Portfolio Assets to Purchaser or a Purchasing Party, Bank shall use all reasonable efforts to transfer the Cardholder accounts and records, and Purchaser's dedicated BIN and ICA, to a successor bank that is licensed and authorized by VISA and MasterCard to issue credit cards. Bank shall also use good faith efforts to accommodate the administrative and processing needs of Purchaser with regard to the Marketer Card Portfolio after the termination of this Agreement.

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                                   ARTICLE V.

                            Contingent Liability Fund

     Section 5.1 Contingent Liability Fund. Purchaser shall establish and fund a reserve account (the "Contingent Liability Fund") at Bank. The Contingent Liability Fund shall be in the name of Purchaser, but Purchaser shall only be entitled to withdraw funds or other assets therefrom with the written consent of Bank. Purchaser shall maintain a cash balance in the Contingent Liability Fund in an amount not less than the aggregate amount of the unused credit lines available in connection with the Cards in the Marketer Card Portfolio. In the event the Contingent Liability Fund exceeds the aggregate amount of such unused credit lines, the Bank shall from time to time (but no less often than quarterly) permit the Purchaser to withdraw the amount of such excess from the Contingent Liability Fund. The Contingent Liability Fund shall be maintained after the termination of this Agreement and shall be disbursed to Purchaser only after Bank has reasonably determined that Purchaser's obligations to Bank hereunder have been completely satisfied.

     As security for Purchaser's obligations to Bank hereunder, Purchaser hereby grants to Bank a security interest in the Contingent Liability Fund and all money, instruments, general intangibles and other property of Purchaser now or hereafter held by Bank. Bank shall have the right to set off and apply against all obligations of Purchaser owed to Bank, at any time and without notice to Purchaser, any and all deposits or other sums at any time credited by or owing from Bank to Purchaser.

     The Contingent Liability Fund established by Purchaser shall be in the form of a Repurchase Agreement for mutually agreed upon and identified obligations of the United States government. Each party shall take all reasonable actions and execute such documents as necessary to perfect and protect the other party's interest in the Repurchase Agreement and the government obligations subject thereto.

                                   ARTICLE VI.

                                 Indemnification

     Section 6.1 Bank Indemnification of Purchaser. Bank agrees to indemnify and save Purchaser harmless from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys fees, that may arise from the acts or omissions of Bank or Bank's breach of the terms and conditions of this Agreement unless such claims, actions, liability, judgments, damages, costs and expense, result from the negligence or willful misconduct of Purchaser. Notwithstanding

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the foregoing, in no event shall Bank be liable to Purchaser as a result of
Purchaser's inability to collect any Receivable sold hereunder or as a result of fraud committed by persons other than Bank.

     Section 6.2 Purchaser Indemnification of Bank. Purchaser agrees to indemnify and save Bank harmless from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys fees, that may arise from the acts or omissions of Purchaser or a Purchasing Party or from Purchaser's or a Purchasing Party's breach of the terms and conditions of this Agreement unless such claim, action, liability, judgments, damages, costs and expenses result from the negligence or willful misconduct of Bank.

     Section 6.3 Notification. Each party shall promptly notify the other of any suit or threat of suit of which that party becomes aware (except with respect to a threat of suit one party might institute against the other) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying party will be entitled to participate in the settlement or defense thereof. The indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit or proceeding.

     Section 6.4 Survival. The terms of this Article VI shall survive the expiration or earlier termination of this Agreement.

                                  ARTICLE VII.

                               General Provisions

     Section 7.1 Survival of Covenants, Warranties, and Agreements. The representations, warranties and agreements made by Purchaser and Bank herein shall not merge into any document associated herewith and shall survive and continue throughout the term of this Agreement and shall be enforceable at law or in equity against such party, its successors and assigns.

     Section 7.2 Notice. All notice, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given either when personally delivered or when sent by regular United States mail, postage prepaid, addressed as indicated below unless notified in writing of a change in address:

     To Bank:        First National Bank in Brookings
                     2220 Sixth Street
                     P.O. Box 6000
                     Brookings, SD  57006
                     Attn: Credit Card Manager

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     To Purchaser:   TCS Services, Inc.
                     P.O. Box 5217
                     Sioux Falls, SD 57117-5217
                     Attn: President

     Section 7.3 Amendments. This Agreement may be amended, altered or modified by, and only by a written instrument executed by all the parties hereto.

     Section 7.4 Term; Termination Fees.

     (a) The initial term of this Agreement shall be for a period of one (1) year commencing on the date of this Agreement, provided that this Agreement shall automatically renew for successive one (1) year periods unless one party provides to the other party a notice of non-renewal at least sixty (60) days prior to the end of the initial term or any subsequent renewal term. Notwithstanding the foregoing, either party may terminate this Agreement as follows:

             (i) Either party may terminate this Agreement with or without cause upon giving the other party sixty (60) days' written notice.

             (ii) Either party may terminate this Agreement upon thirty (30) days' written notice if the other party has materially breached this Agreement and does not cure the breach within ten (10) days of the notice or, in the event of a breach that cannot be cured within 10 days, has not in good faith commenced to cure the breach within ten (10) days of such notice.

             (iii) Either party may terminate this Agreement immediately upon written notice to the other party if a regulatory authority demands that this Agreement be terminated or modified (such regulatory authority to include the Office of the Comptroller of the Currency, the Federal Reserve Board, the Federal Deposit Insurance Corporation, VISA, MasterCard, or any other state or federal regulatory agency).

             This Agreement shall terminate immediately upon the termination of the Bankcard Marketing Agreement.

     (b) In the event Purchaser terminates this Agreement and Bank is not then in material breach of its

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

             obligations hereunder, Purchaser shall immediately pay to Bank an amount equal to six (6) multiplied by the largest amount of Fixed Fees and Base Fees accrued in any month during the immediately preceding six (6) month period ("Termination Fee"). Purchaser shall not be obligated to pay the Termination Fee in the event that Purchaser elects to terminate the Agreement as a result of and within six (6) months after the occurrence of any of the following events: (i) Bank materially alters its Credit Criteria and Standards for the Marketer Card Portfolio without the prior written consent of Purchaser, or (ii) the Bank unreasonably restricts or unreasonably disapproves of Purchaser's operation and/or management of the marketing, issuance or servicing of the Marketer Card Portfolio, or proposed changes thereto, unless such restriction or disapproval is based upon actions taken by Bank in response to VISA or MasterCard rules, or applicable law or regulation.

     Section 7.5 Expenses. The parties to this Agreement shall pay their own expenses (including, without limitation, the fees and expenses of their agents, representatives, counsel and accountants) incidental to the preparation of this Agreement.

     Section 7.6 Relationship of the Parties. Bank and Purchaser agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venture or any association for profit between and among Bank and Purchaser.

     Section 7.7 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 7.8 Successors and Assigns. Except as otherwise provided herein, upon execution hereof this Agreement shall inure to the benefit of and become binding upon the parties, their heirs, personal representatives, successors and assigns.

     Section 7.9 Separate Counterparts. This Agreement may be executed in separate counterparts which shall collectively and separately be considered one and the same Agreement.

     Section 7.10 Severability. Should any one or more of the provisions hereof be determined to be illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

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     Section 7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota.

     Section 7.12 Assignment. This Agreement may not be assigned without the prior written consent of the other party; provided, however, that (a) Purchaser may assign its rights hereunder to its wholly-owned subsidiary without the written consent of Bank provided that such assignment shall not extinguish or limit Purchaser's liabilities or obligations under this Agreement, including, without limitation, the indemnification obligations under Article VI hereto and
(b) Bank may assign its rights and obligations hereunder to its affiliate without the written consent of Purchaser.

     Section 7.13 Binding Arbitration. Any disputes arising hereunder shall be submitted by the parties to binding arbitration to be conducted in the State of South Dakota by a qualified, mutually acceptable arbitrator in accordance with the rules governing commercial disputes established by the American Arbitration Association. Any decision by the arbitrator shall be binding and final on all parties. Use of the arbitration procedure under this Section shall be the exclusive method of resolving disputes under this Agreement, unless otherwise agreed by the parties. The parties agree that a court located in the State of South Dakota may enter judgment upon any award made pursuant to a decision of the arbitrator.

     Section 7.14 Entire Agreement, Prior Agreements. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous agreements, discussions, representations or understandings relating to the subject matter hereof. All Cards and Receivables issued or created pursuant to the prior purchase agreement and bankcard marketing agreement by and between Bank and Purchaser, and all other rights, obligations and duties previously governed by such prior agreements, are hereby transferred to and shall be governed by the terms and provisions of this Agreement and the Bankcard Marketing Agreement.

     Section 7.15  Reporting and Financial Statements; Audits.

     (a) Purchaser agrees to provide Bank annually within one hundred twenty (120) days of the end of its fiscal year a copy of Credit Store, Inc.'s audited financial statements, including a balance sheet, statement of income and expenses, statement of cash flows, and related financial information, as prepared by an independent certified public accountant reasonably acceptable to Bank. Purchaser also agrees to provide Bank quarterly within thirty (30) days of the end of each of Credit Store, Inc.'s fiscal quarters a copy

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

             of Credit Store, Inc.'s internally prepared quarterly financial statements containing such financial information as Bank may reasonably require.

     (b) Purchaser agrees to provide Bank monthly within fifteen (15) days of the end of each month a management report regarding the Receivables, including, without limitation, information regarding the amount of Receivables outstanding, an aging of the Receivables, and other information as Bank may reasonably require.

     (c) Purchaser agrees to provide Bank, at Purchaser's expense, with written results of annual compliance audits and annual operational audits performed with respect to Purchaser's business by an independent audit firm acceptable to Bank. If Bank is requested to purchase debt pursuant to Section 1.1 hereof from a Purchasing Party, Purchaser shall provide to Bank written results of such audits with respect to such Purchasing Party. Such audits shall be conducted in accordance with audit standards normally applied to federally insured financial institutions and in a manner reasonably acceptable to Bank.

     Section 7.16 Confidentiality. In performing their obligations pursuant to this Agreement, each party may have access to and receive disclosure of certain confidential information about the other party or parties, including without limitation, the terms and conditions of this Agreement, the names and addresses of a party's customers or members, marketing plan and objectives, research and test results, and other information which is confidential and the property of the party disclosing the information ("Confidential Information"). Confidential Information shall not include information in the public domain. Bank and Purchaser agree that Confidential Information shall be used by each party solely in the performance of its obligations under this Agreement. Each party shall receive Confidential Information in confidence and shall not disclose Confidential Information to any third party, except as may be necessary to perform its obligations hereunder or as may be otherwise agreed in writing by party furnishing the information. Upon request or upon any expiration or termination of this Agreement, each party shall return to the other party or destroy (as the latter may instruct) all of the latter's Confidential Information which is in any written or other recorded form, including data stored in any computer medium. Confidential Information shall include, without limitation, any and all marketing materials, status and performance reports, customer information, Card information, operating manuals and guides, internal memoranda, and other information relating to the marketing and servicing of any Marketer Card Portfolio established pursuant to this Agreement.

Notwithstanding the foregoing, the Confidential Information may be disclosed (i) to the parties' respective agents, employees and representatives that agree to be bound by the terms and conditions hereof, and (ii) as may be required by legal process, applicable law or regulatory authorities with jurisdiction over the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

                                   BANK:

                                   FIRST NATIONAL BANK IN BROOKINGS


                                   By  [Illegible]
                                      -----------------------------------
                                      Its  Executive Vice President
                                          -------------------------------


                                   PURCHASER:

                                   SERVICE ONE INTERNATIONAL CORPORATION

                                   By  /s/  Kevin T. Riordan
                                      ------------------------------------
                                      Its  President
                                          --------------------------------


                         GUARANTY OF CREDIT STORE, INC.

     The undersigned hereby guarantees the prompt payment and performance of each of Purchaser's obligations to Bank under this Agreement. This shall be an absolute, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection. No set-off, counterclaim, recoupment, reduction or diminution of any obligation, or any defense of any kind or nature which the undersigned may have against Purchaser, Bank, or any other party, shall be available to, or shall be asserted by, the undersigned against Bank or Bank's successors or assigns.

     Notice of the acceptance of this guaranty, of nonpayment of Purchaser's obligations, of protest, demand or other remedy availed of hereunder is expressly waived.

     The undersigned hereby expressly consents to any renewal or extension of this Agreement and no notice of any renewal or extension of this Agreement need be given to the undersigned.

     This Guaranty shall be binding upon the undersigned and upon its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns.

     Dated as of the date first written above.

                                   CREDIT STORE, INC.,
                                   a Delaware corporation


                                   By  /s/ Kevin T. Riordan
                                      ------------------------------------
                                      Its  President
                                          --------------------------------




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